-1- AMENDED AND RESTATED EMPLOYMENT AGREEMENT This Amended and Restated Employment Agreement (the “Agreement”) is effective as of December 2, 2025 (the “Effective Date”), by Simulations Plus, Inc., a California corporation (the “Company”), and John DiBella an individual (the “Employee”) with reference to the following facts: A. The Company desires to continue to secure the services of the Employee as Chief Revenue Officer (“CRO”). B. The Employee agrees to perform such services for the Company under the terms and conditions set forth in this Agreement. In consideration of the mutual promises, covenants and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed by and between the Company and the Employee as follows: 1. Representations and Warranties. The Company represents and warrants that it is empowered under its Articles or Certificate of Incorporation and Bylaws to enter into this Agreement. The Employee represents and warrants that he is under no employment contract, bond, confidentiality agreement, or any other obligation that would violate or be in conflict with the terms and conditions of this Agreement or encumber his performance of duties assigned to him by the Company. The Employee further represents and warrants that he has not signed or committed to any employment or consultant duties or other obligations that would divert his full attention from the duties assigned to him by this Agreement; provided, that the foregoing limitations shall not be construed as prohibiting Employee from making personal investments or participating in business activities or community affairs in such form or manner as will not prevent Employee from performing his duties and responsibilities hereunder or cause Employee to violate the terms of Section 6 hereof. The parties agree that the Employment Agreement dated November 1, 2023 between the Company and the Employee is hereby terminated as of the Effective Date and replaced by the terms and conditions set forth in this Agreement. 2. Employment and Duties. The Company hereby employs the Employee as CRO and the Employee hereby accepts such employment according to the terms and conditions of this Agreement. As CRO, the Employee shall have such duties, authority and responsibility as shall be consistent with the Employee’s position and such other duties as are reasonably assigned by the Chief Executive Officer (“CEO”) of the Company and/or the Board of Directors of the Company (the “Board of Directors”).

-2- 3. At-Will Employment. . The Employee and the Company acknowledge and agree that the Employee’s employment with the Company constitutes “at-will” employment. The Employee and the Company acknowledge that this employment relationship may be terminated at any time for any reason, upon written notice to the other party, with or without Cause or Good Reason (as each such term is defined in Section 5 below), at the option of either the Company or the Employee. However, as further described in Section 5 of this Agreement, the Employee may be entitled to severance benefits depending upon the circumstances of the Employee’s termination of employment. 4. Compensation. In full and complete consideration for the employment of Employee hereunder, each and all of the services to be rendered to the Company by the Employee, and each and all of the representations, warranties, covenants, agreements and promises undertaken by the Employee pursuant to this Agreement, the Employee shall be entitled to receive compensation as follows: 4.1 Base Salary. The Employee shall receive from the Company a base salary of three hundred fifty nine thousand one hundred dollars ($359,100) per year, payable in equal, bi-weekly installments (“Base Salary”). Employee’s Base Salary is subject to annual review by the Board of Directors and may be changed from time to time at the Board of Directors’ sole discretion, based upon recommendation by the Compensation Committee of the Board of Directors. From each payment of Base Salary, the Company will withhold and pay to the proper governmental authorities any and all amounts required by law to be withheld for federal income tax, state income tax, federal Social Security tax, state disability insurance premiums, and any and all other amounts required by law to be withheld from the Employee's salary. 4.2 Performance Bonus. For each fiscal year during the term of this Agreement (the “Performance Period”), the Employee shall be eligible to receive a performance bonus based upon actual performance in relation to specific performance metrics and paid in the form of both cash and stock options as defined in Sections 4.2(a) and 4.2(b) below (the “Performance Bonus”). Such metrics and their corresponding targets will be annually determined mutually with the CEO and approved by the Compensation Committee of the Board of Directors. The metrics and their corresponding targets will consist of strategic and financial Company, shared services and personal goals. The Employee must be employed by the Company on the last date of the Performance Period to be eligible for the Performance Bonus related to the previous fiscal year. The Company reserves the right to make no payment of the Performance Bonus if the (a) Employee’s performance or (b) Company’s financial performance does not warrant the payment of Performance Bonus. Employee’s Performance Bonus, including the relevant targets for both the cash bonus and stock option portions of the Performance Bonus, is subject to annual review by the Board of Directors and may be changed from time to time at the Board of Directors’ sole discretion, based upon recommendation by the Compensation Committee of the Board of Directors. Any Performance Bonus shall be paid to the Employee no later than 2½ months after the end of the Performance Period. (a) Cash Bonus. For each Performance Period during employment, the Employee shall be eligible to receive a target cash performance bonus (the “Cash Bonus”) based on individual and corporate metrics, which target shall be 25% of the Employee’s Base Salary; provided, however, that the actual amount of such cash bonus may be less than or exceed the target

-3- amount and shall be determined by the Board of Directors, in its sole discretion, based upon recommendation by the Compensation Committee of the Board of Directors. Any Cash Bonus shall be paid to the Employee no later than 2½ months after the end of the Performance Period. (b) Stock Options. For each fiscal year during employment Agreement, the Employee shall be eligible to receive a stock option grant , with a target of 15,000 stock options, to be issued under the Company’s 2021 Equity Incentive Plan, as amended; provided, however, that the actual number of options granted may be less than or exceed the target amount and shall be determined by the Board of Directors, in its sole discretion, based upon recommendation by the Compensation Committee of the Board of Directors. The stock option grant shall be made shortly after each annual October meeting of the Board of Directors and shall be subject to a vesting schedule based on the Employee’s position, which, under this Agreement, is a four (4) year vesting schedule, with specific vesting details applicable to the Employee to be set forth in the applicable stock option grant documentation to be provided to the Employee at the time of grant. 4.3 Benefits. The Company shall provide to the Employee, and the Employee shall be entitled to receive from the Company, such health insurance and other benefits which are appropriate to the office and position of Employee, adequate to the performance of his duties and not inconsistent with that which the Company customarily provides at the time to its other management employees, including unlimited PTO in accordance with the Company’s PTO policy Employee shall have the right to reimbursement of reasonable and necessary business expenses, including travel, incurred in connection with the rendering of services and performance of the functions required hereunder in accordance with the policies of the Company as may be in effect from time to time and as are approved by the Company’s Board of Directors. Such expenses are reimbursable only upon presentation by the Employee of appropriate documentation pursuant to the Company policies adopted by the Company’s Board of Directors. Employee will be reimbursed for any travel expenses associated with required Company business. 4.4 Clawback of Incentive-Based Compensation. Notwithstanding the foregoing, all incentive-based compensation payable to Employee under this Agreement shall be subject to clawback in accordance with Company policies, as may be adopted and/or amended from time to time, in accordance with applicable law, including, without limitation, the Securities and Exchange Commission’s rules and regulations and/or rules of the exchange on which the Company’s equity securities may be listed from time to time. 5. Termination of Employment and Severance 5.1 Resignation by the Employee Without Good Reason. The Executive may voluntarily terminate his employment with the Company other than for Good Reason at any time by delivering written notice to the Company. Upon such termination, the Company shall have no further liability to the Employee for any payment, compensation or benefit whatsoever under this Agreement except with respect to payment of (a) the Employee's salary and benefits through the effective date of the Employee's termination, and (b) such other compensation or benefits (if any) which, by the terms of the applicable plan or policy, is payable to the Employee after termination of employment.

-4- 5.2 By Death. This Agreement shall be terminated upon the death of the Employee. The Company's total liability in such event shall be limited to payment of (a) the Employee's salary and benefits through the date of the Employee's death, and (b) such other compensation or benefits (if any) which, by the terms of the applicable plan or policy, is payable after the Employee's death. 5.3 By Complete Disability. Employee’s employment may be terminated by the Company due to his “Complete Disability,” which shall mean the Employee’s inability to perform Employee’s duties under this Agreement, by reason of any condition of mind or body, physical or mental, which prevents Employee from satisfactorily performing his essential duties, with or without reasonable accommodation, for a period of at least one hundred eighty (180) consecutive days in any twelve (12) month period. The Company’s total liability in such event shall be limited to payment of (a) the Employee's salary and benefits through the effective date of the Employee's termination for Complete Disability, and (b) such other compensation or benefits (if any) which, by the terms of the applicable plan or policy, is payable to the Employee after the date of termination for Complete Disability. 5.4 For Cause. The Company may terminate the Employee for Cause. For purposes of this Agreement, “Cause” for termination shall mean any one or more of the following, as determined in good faith by the Company’s Board of Directors: (a) the Employee willfully fails or refuses to perform the lawful duties of his position or fails or refuses to follow a lawful direction of the Company’s Board of Directors, (b) the Employee is convicted of, or pleads “no contest” to a felony or to any crime involving dishonesty, fraud, or moral turpitude; (c) ;the Employee engages in the unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes harm to the Company; (d) the Employee intentionally engages in a material violation of any contract between the Employee and the Company, the Company’s employee handbook and employment policies, the terms and conditions of this Agreement or any statutory or legal duty owed to the Company and the violation has as direct, substantial and adverse effect on the Company; or (e) the Employee fails to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested Employee’s cooperation without prejudice or personal liability to Executive. In each case, the Board of Directors must provide written notice of the event giving rise to a termination for Cause within 60 days of the date the Board of Directors or CEO has knowledge of the event giving rise to the for Cause termination and, if the Employee effects a cure of the grounds giving rise to the for Cause termination within 30 days following receipt of such notice (other than clause (a) above, which is incapable of cure), the Employee’s employment shall continue according to the terms and conditions of this Agreement. In the event of a termination for Cause, the Company’s total liability to the Employee in the event of termination of the Employee's employment under this section shall be limited to (a) the payment of the Employee's salary and benefits through the effective date of termination, and (b) such other compensation or benefits (if any) which, by the terms of the applicable plan or policy, is payable to the Employee after termination of employment. 5.5 Without Cause Termination or Resignation for Good Reason. If the Company terminates this Agreement without Cause, or the Employee resigns for Good Reason (as defined below), the Employee shall be paid his salary and benefits through the effective date of termination of employment without Cause or for Good Reason. In addition, so long as Employee signs a release

-5- of all claims against the Company on a release form provided by the Company at that time, once the release becomes effective, the Employee shall be entitled to the following: (a) The Employee shall receive a one-time payment of an amount equal to twelve (12) months of the Employee's Base Salary in effect as of the Separation Date, which shall be paid to the Employee within 30 days of the effective date of the release; provided, however, that in the event the Employee is terminated without Cause or resigns for Good Reason within the Change in Control Period, the Employee shall receive a one-time payment of an amount equal to fifteen (15) months of the Employee’s Base Salary in effect as of the Employee’s separation date, which shall be paid to the Employee within 30 days of the effective date of the release (with the understanding that in no event shall the Employee be entitled to payment of both of the above and the maximum amount of severance the Employee is eligible to earn under any circumstance is an amount equal to fifteen (15) months of the Employee’s Base Salary in effect as of the date employment terminates); and (b) If the Employee property elects COBRA continuation of coverage, the Employee and the Employee’s dependents shall remain on the Employee’s existing benefits coverage for health, dental and vision coverage under COBRA for twelve (12) months after the termination date or until the date the Employee secures comparable coverage, if sooner, and the Company will pay the cost for this COBRA benefits coverage; provided, however, that in the event the Employee is terminated without Cause or for Good Reason within the Change in Control Period, the COBRA continuation of coverage shall be paid by the Company for the period of fifteen (15) months after the termination date or until the Employee secures alternative comparable coverage, if sooner.. (c) Other than the one-time payment and the Company-paid COBRA coverage as described in Sections 5.5(a) and 5.5(b) above, the Company shall have no further obligation to pay the Employee any other compensation or benefits whatsoever. The Employee hereby agrees that the Company may dismiss him under this Section 5.5 without regard (i) to any general or specific policies (whether written or oral) of the Company relating to the employment or termination of its employees, or (ii) to any statements made to the Employee, whether made orally or contained in any document other than this Agreement pertaining to the Employee's relationship with the Company. (d) For the purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following without the written consent of the Employee: (i) any duties, functions or responsibilities are assigned to the Employee that are materially inconsistent with the Employee duties, functions or responsibilities as contemplated or permitted by this Agreement; (ii) the material diminution in the Employee’s duties without the Employee’s consent; (iii) the Base Salary is materially reduced, unless a reduction is as part of an overall cost reduction program that affects all senior executives of the Company and does not disproportionately affect the Employee, or (iv) the title or reporting of the Employee is changed. For Good Reason to exist under the terms of this Agreement, the Employee must provide the Company with written notice of the event giving rise to Good Reason within 45 days of the occurrence of the event, the Company must fail to cure the issue within 30 days of delivery of written notice, and the Employee must resign within 90 days after the date of the initial event if uncured. (e) For the purposes of this Agreement, “Change in Control Period” shall mean the six (6) month period prior to the effective date of a Change in Control and the period continuing thereafter until twelve (12) months after the effective date of the

-6- Change in Control as that term is defined in the Company’s 2021 Equity Incentive Plan, as amended from time to time. 5.5 Termination of Offices and Board. Upon termination of employment for any reason whatsoever, the Employee shall be deemed to have resigned from all offices, including the Board of Directors then held with the Company, if any. 6. Restrictions on Use or Disclosure of Confidential Matters, Proprietary Information and Trade Secrets. 6.1 While employed by the Company, Employee will have access to confidential information of the Company and its customers. “Confidential Information” is information which is not generally known to the public and provides an actual or potential economic benefit or value to the Company or its customers. The Company and Employee agree that Confidential Information shall include, but not be limited to, all information developed or maintained by the Company whether or not such items have been reduced to tangible form (e.g., physical writing), including, technical and business data of the Company, techniques, designs, drawings, processes, inventions, development, equipment, prototypes, methods, databases, consulting agreements, product research, sales, marketing and strategic plans, programming plans, advertising and promotion plans, products and “availability” information, existing and developing software products, source code, object code, technical documentation, flow charts, test results, models, data, research, formulas, ideas, trade names, service marks, slogans, forms, customer lists, client contacts, pricing structures, business forms, marketing programs and plans, business plans and strategies, layout and design, financial information, financial structure, operational methods and tactics, cost information, the identity of suppliers or customers of the Company, accounting procedures, details, and any document, record or other information of the Company relating to the above. Confidential Information include not only information belonging to the Company or its customers which existed before the date of this Agreement but also information developed by Employee for the Company or its customers during the employment. The Employee will not disclose to anyone, directly or indirectly, any of such Confidential Information or use any Confidential Information other than as necessary in the course of his duties with the Company. All documents that the Employee prepares for the Company, or Confidential Information that might be given to him or that the Employee might create in the course of his employment by the Company, are the exclusive property of the Company. During the At all times while employed and thereafter, the Employee shall not publish, communicate, divulge, disclose or use any of such Confidential Information which has been reasonably designated by the Company as proprietary or confidential or which from the surrounding circumstances the Employee knows, or has good reason to know, or should reasonably know, ought to be treated by the Employee as proprietary or confidential without the prior written consent of the Company, which consent may not be unreasonably withheld by the Company. 6.2 In the course of his employment for the Company, Employee will develop a personal relationship with the Company’s customers and knowledge of those customers’ affairs and requirements, which may constitute the Company’s only contact with such customers. The Employee consequently agrees that it is reasonable and necessary for the protection of the goodwill and business of the Company that the Employee make the covenants contained herein. Accordingly, the Employee agrees that while he is in the Company’s employ, he will not directly or indirectly:

-7- (a) Attempt in any manner, to solicit from any customer (except on behalf of the Company’s) business of the type performed by the Company or to persuade any customer of the Company to cease to do business or reduce the amount of business which any such customer has customarily done or contemplates doing with the Company, whether or not the relationship with the Company and such customer was originally established in whole or in part through the Employee's efforts; or (b) Violate a duty of loyalty and engage in any business as, or own an interest in, directly or indirectly, any individual proprietorship, partnership, corporation, joint venture, trust or any other form of business entity if such business form or entity is competitive with the business in which the Company is engaged; or (c) Render any services of the type rendered by the Company to or for any customer of the Company; or (d) Employ or attempt to employ or assist anyone else to employ any person who is then or at any time during the preceding year in the Company’s employ. 6.3 Notice of Rights. Notwithstanding any provisions in this Agreement or Company policy applicable to the unauthorized use or disclosure of trade secrets or Confidential Information, Employee is hereby notified that Employee may not be held criminally or civilly liable, under any applicable federal or state trade secret law, for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. Employee also may not be held so liable for such disclosures made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, Employee is advised that individuals who file a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. 6.4 This entire Section 6 shall survive termination of this Agreement. 7. The Company’s Property. 7.1 Any patents, inventions, discoveries, applications or processes, software and computer programs devised, planned, applied, created, discovered or invented by the Employee in the course of his employment by the Company and which pertain to any aspect of the business of the Company, or their respective subsidiaries, affiliates or customers, shall be the sole and exclusive property of the Company, and the Employee shall make prompt report thereof to the Company and promptly execute any and all documents reasonably requested to assure the Company the full and complete ownership thereof. 7.2 All records, files, lists, drawings, documents, equipment and similar items relating to the Company’s business which the Employee shall prepare or receive from the Company in the course of his employment by the Company shall remain the Company’s sole and exclusive property. Upon termination of this Agreement the Employee shall return promptly to the Company all property of the Company in his possession and the Employee represents and warrants that he

-8- will not copy, or cause to be copied, printed, summarized or compiled, any software, documents or other materials originating with and/or belonging to the Company, including, without limitation, documents or other materials created by the Employee for, or on behalf of, the Company. The Employee further represents and warrants that he will not retain in his possession any such software, documents or other materials in machine or human readable form. 7.3 This Section 7 shall survive termination of this Agreement. 8. Outside Activities. At all times while employed by the Company, the Employee shall not, directly or indirectly, either as an officer, director, employee, representative, principal, partner, shareholder, employee, agent or in any other capacity, engage or assist any third party in engaging in any business competitive with the business of the Company, or engage in any other gainful occupation which requires his personal attention, without the prior written consent of the Company, which consent shall not be unreasonably withheld by the Company. 9. Reports. The Employee, when directed, shall provide written reports to the Company’s Board of Directors with respect to the services provided hereunder. 10. Strict Loyalty. The Employee hereby covenants and agrees to avoid all circumstances and actions that reasonably would place the Employee in a position of divided loyalty with respect to his obligations under this Agreement. 11. Assignment. This Agreement may not be assigned to another party by the Employee without the prior written consent of the Company, which consent may be withheld by the Company, in their sole and absolute discretion. 12. Arbitration/Sole Remedy for Breach of Agreement. In the event of any dispute between the Company and the Employee concerning any aspect of the employment relationship, including any disputes relating to its termination, all such disputes shall be resolved by binding arbitration before a single neutral arbitrator pursuant to the Federal Arbitration Act (“FAA”), as follows. This provision shall supersede any prior arbitration agreement, policy or understanding between the parties. The parties intend to revoke any prior arbitration agreement. 12.1 Claims Covered by the Agreement. The Employee and the Company mutually consent to the resolution by final and binding arbitration of all claims or controversies (“claims”) that the Company may have against the Employee or that the Employee may have against the Company or against its officers, directors, partners, employees, agents, pension or benefit plans, administrators, or fiduciaries, franchisors, or any parent, subsidiary or affiliated companies or corporation (collectively referred to for purposes of this Section 12 as “Company’s Parties”), relating to, resulting from, or in any way arising out of Employee’s employment relationship with Company and/or the termination of Employee’s employment relationship with Company, to the extent permitted by law. The claims covered by this Agreement include, but are not limited to, claims for wages or other compensation due; claims for penalties or premium pay; claims for breach of any contract or covenant (express or implied); tort claims (including, but not limited to, those relating to performance or reputation); claims for discrimination, harassment, and/or retaliation (including, but not limited to, race, religious creed (which includes religious dress and grooming practices), color, national origin, ancestry, physical disability, mental disability, medical

-9- condition, genetic information, marital status, sex (which includes pregnancy, childbirth, breastfeeding, and related medical conditions), gender, gender identity, gender expression, age, sexual orientation, military or veteran status, or any other consideration made unlawful by federal, state or local laws, ordinances, or regulations); claims for violation of any leaves of absence or accommodations laws; claims for wrongful termination or whistleblowing; claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one); claims for violation of trade secret, proprietary, or confidential information laws; claims for unfair business practices; claims for invasion of privacy; and claims for violation of any public policy, federal, state, or other governmental law, statute, regulation, or ordinance. 12.2 Claims Not Covered by the Agreement. Claims the Employee may have for workers’ compensation (excluding discrimination claims under workers’ compensation statutes), unemployment compensation benefits, or claims under the Private Attorney General Act of 2014 (“PAGA”), California Labor Code Sections 2699 et seq., or any other claim prohibited by the laws of the applicable state in which the employee resides, if any, are not covered by this Arbitration section. 12.3 Required Notice of Claims and Statute of Limitations. Arbitration may be initiated by the Employee by serving or mailing a written notice to the Chairman of the Board of the Company. Arbitration may be initiated by the Company’s Parties by serving or mailing a written notice to the Employee at his last known address. The notice shall identify and describe the nature of all claims asserted and the facts upon which such claims are based. The written notice shall be served or mailed within the applicable statute of limitations period set forth by federal or state law. 12.4 Arbitration Procedures. (a) After demand for arbitration has been made by serving written notice under the terms of Section 12.3 of this Agreement, the party demanding arbitration shall file a demand for arbitration with the office of Judicial Arbitration and Mediation Services (“JAMS”) located in Los Angeles, California. The arbitrator shall be selected from the JAMS panel and the arbitration shall be conducted pursuant to JAMS policies and procedures. All rules governing the arbitration shall be the rules as set forth by JAMS. If the dispute is employment-related, the dispute shall be governed by JAMS’ then-current version of the national rules for the resolution of employment disputes. JAMS’ then-applicable rules governing the arbitration may be obtained from JAMS’ website which currently is www.jamsadr.com. (b) The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of California, or federal law, or both, as applicable to the claim(s) asserted. The arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to any claim that all or any part of this Agreement is void or voidable. (c) Either party may file a motion for summary judgment with the arbitrator. The arbitrator is entitled to resolve some or all of the asserted claims through such a motion. The standards to be applied by the arbitrator in ruling on a motion for summary judgment shall be the applicable laws as specified in Section 12.4(b) of this Agreement.

-10- (d) Discovery shall be allowed and conducted pursuant to the then-applicable arbitration rules of JAMS, provided that the parties shall be entitled to discovery sufficient to adequately arbitrate their claims and defenses. The arbitrator is authorized to rule on discovery motions brought under the applicable discovery rules. 12.5 Construction. These arbitration provisions shall be construed and enforced pursuant to the FAA. The Arbitrator, and not any federal, state, or local court or agency, shall have the exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of these arbitration provisions, including, but not limited to, any claim that all or any part of this Agreement is void or voidable. Any disputes regarding the enforceability or validity of these arbitration provisions shall be resolved as if the arbitrator or other decision- maker, if any, is acting as a federal district court judge applying the FAA and its precedent. 12.6 Arbitration Decision. The arbitrator’s decision will be final and binding. The arbitrator shall issue a written arbitration decision revealing the essential findings and conclusions upon which the decision and/or award is based. A party’s right to appeal the decision is limited to grounds provided under applicable federal or California law. 12.7 Application for Emergency Injunctive and/or Other Equitable Relief. Claims by the Company or Employee for emergency injunctive and/or other equitable relief relating to unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information and/or a breach of the provisions of Sections 6, 7, and 8 of this Agreement shall be submitted to JAMS for emergency treatment. The parties agree that the JAMS administrator may select a neutral hearing officer (subject to conflicts) to hear the emergency request only. The hearing officer should be experienced in considering requests for emergency injunctive and/or other equitable relief. The hearing officer shall conform his or her consideration and ruling with the applicable legal standards as if this matter were heard in a court of law in the applicable jurisdiction for such a dispute. 12.8 Place of Arbitration. The arbitration will be at a mutually convenient location in Los Angeles, California. If the parties cannot agree upon a location, then the arbitration will be held at a JAMS’ office in Los Angeles. 12.9 Representation, Fees and Costs. Each party may be represented by an attorney or other representative selected by the party. Each party shall be responsible for its own attorneys’ or representative’s fees. However, if any party prevails on a statutory claim that affords the prevailing party’s attorneys’ fees, or if there is a written agreement providing for fees, the arbitrator may award reasonable fees to the prevailing party. The Company shall be responsible for the arbitrator’s fees and costs to the extent they exceed any fee or cost that the Employee would be required to bear if the action were brought in court. 12.10 Waiver Of Jury Trial/Exclusive Remedy. The Employee and the Company knowingly and voluntarily waive any constitutional right to have any dispute between them decided by a court of law and/or by a jury in court. 12.11 Waiver of Representative/Class Action Proceedings. Employee and Company knowingly and voluntarily agree to bring any claims governed by this Agreement in his/its

-11- individual capacity and not as a plaintiff, class member or representative in any purported class or representative action. They further agree to waive any right to participate in any representative or class action proceeding related to any claims governed by this Agreement. The Company and Employee also agree that the arbitrator may not consolidate more than one individual’s claims, and may not otherwise preside over any form of representative or class action proceeding, including, but not limited to, any representative action under California Business and Professions Code Sections 17200 et seq. For purposes of this Agreement, the term “representative” used in this section specifically excludes any claims, causes of action, or actions brought under PAGA (“PAGA claims”). Accordingly, any PAGA claims must be pursued in the appropriate court of law. However, if either Employee or the Company have other claims or actions against each other covered by this Agreement, then they agree that those non-PAGA claims must first be pursued in arbitration, regardless of which claims or actions were filed first. The pending court PAGA action shall be stayed pending full and final resolution of the arbitration pursuant to California Code of Civil Procedure Section 1281.2 and related law. 13. The Company’s Bylaws, Directions, Policies, Practices, Rules, Regulations and Procedures. The Employee agrees to become and remain thoroughly familiar with each and all of the Company’s bylaws, directions, policies, practices, rules, regulations and procedures that relate to the employment and/or to any of Employee's duties and/or responsibilities as an employee of the Company and to abide fully and by each and all of such bylaws, directions, policies, practices, rules, regulations and procedures. At all times while employed by the Company, the Employee shall be fully bound by and employed pursuant to each and all of the Company’s bylaws, directions, policies, practices, rules, regulations and procedures as now in effect or as may be implemented, modified or otherwise put into effect by the Company during the term of employment, regardless of whether such bylaws, directions, policies, practices, rules, regulations and procedures are oral or are set forth in any manual, handbook or other document, and it is solely the responsibility of Employee to become and remain fully aware of and familiar with each and all such directions, policies, practices, rules, regulations and/or procedures. In the event of any conflict between any provision of this Agreement and any provision of the Company’s directions, policies, practices, rules, regulations and/or procedures, the provisions of this Agreement govern for any and all purposes whatsoever. 14. Indemnification. The Company shall indemnify and hold the Employee harmless from any and all claims, demands, judgments, liens, subrogation or costs incurred by the Employee with respect to any shareholder derivative action or other claims or suits against the Company and/or their respective Boards of Directors by individuals, firms or entities not a party to this Agreement to the maximum extent permitted under California law. 15. General. 15.1 Further Documents. Each party shall execute and deliver all further instruments, documents and papers, and shall perform any and all acts necessary reasonably requested by the other party, to give full force and effect to all of the terms and provisions of this Agreement. 15.2 Successors and Assigns. Except where expressly provided to the contrary, this Agreement, and all provisions hereof, shall inure to the benefit of and be binding upon the parties hereto, their successors in interest, assigns, administrators, executors, heirs and devises.

-12- 15.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement, as applied to any party or to any circumstance, shall be found by a court or arbitrator to be invalid or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision and any such invalidity or unenforceability shall in no way affect any other provision of this Agreement, the application of any provision in any other circumstance or the validity or enforceability of this Agreement. 15.4 Notices. All notices or demands shall be in writing and shall be served personally, facsimile, by electronic mail, return receipt requested, or by express or certified mail. Service shall be deemed conclusively made at the time of service if personally served or delivered by electronic mail, return receipt requested, 24 hours after deposit thereof in the United States mail properly addressed and postage prepaid, return receipt requested, if served by express Mail, and five days after deposit thereof in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by certified mail. Any notice or demand to the Company shall be given to: Simulations Plus, Inc. PO Box 12317 RTP, NC 27709 Attention: Chair of the Compensation Committee Email Address: ________________ and any notice or demand to the Employee shall be given to: John DiBella 17000 Westbury Dr Granada Hills, CA 91344 John.dibella@simulations-plus.com Any party may, by virtue of a written notice in compliance with this Section, alter or change the address or the identity of the person to whom any notice, or copy thereof, is to be sent. 15.5 Waiver. A waiver by any party of any of the terms and conditions of this Agreement in any one instance shall not be deemed or construed to be a waiver of the term or condition for the future, or of any subsequent breach thereof or of any other term or condition thereof. Any party may waive any term, provision or condition included for the benefit of that party. Any and all waivers shall be in writing. 15.6 Construction. Except as set forth in Section 12.5 above, this Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and fully to be performed therein without regard to its principles of choice of law or conflicts of law. In all matters of interpretation, whenever necessary to give effect to any provision of this Agreement, each gender shall include the others, the singular shall include the plural, the plural shall include the singular and the terms “and” and “or” may be used interchangeably as the context so requires or implies. The title of the sections of this Agreement

-13- are for convenience only and shall not in any way affect the interpretation of any provision or condition of this Agreement. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of any party. 15.7 Entire Understanding. This Agreement, together with any agreement referred to expressly herein, contains the entire understanding of the parties hereto relating to the subject matter contained herein and supersedes all prior and collateral agreements, understandings, statements and negotiation of the parties. Each party acknowledges that no representations, inducements or promises, oral or written, with reference to the subject matter hereof have been made other than as expressly set forth herein. This Agreement cannot be changed, rescinded or terminated orally. 15.8 Third Party Rights. The parties hereto do not intend to confer any rights or remedies upon any person other than the parties hereto and those referred to in Section 15.2 hereof so long as any such assignment by Employee was approved by the Company as provided in Section 11 hereof. 15.9 Attorneys' Fees. In the event of any litigation between the parties respecting or arising out of this Agreement, the prevailing party shall be entitled to recover reasonable legal fees and costs, if awarded by a court of law. 15.10 Counterparts. This Agreement may be executed in counterparts, any of which may be executed and transmitted by DocuSign, facsimile, electronic mail (including “pdf”), and any other means of electronic transmission complying with the U.S. federal ESIGN Act of 2000, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument and which, taken together, shall constitute the whole of the agreement between the parties. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature Page to Amended and Restated Employment Agreement] IN WITNESS THEREOF, the parties have executed this Agreement as of the day and year first above written. Company: SIMULATIONS PLUS, INC. By: /s/ Shawn O’Connor Shawn O’Connor, CEO Employee: John DiBella By: /s/ John DiBella John DiBella